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December 23, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Connectivity Technologies Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 18, 1997. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

Attachment